Exhibit 99.1

News Release

Contact:	Lauralee Martin

Title:             Chief Operating and Financial Officer

Phone:          +1 312 228 2073

Jones Lang LaSalle Reports Third-Quarter 2012 Adjusted EPS of $1.23

Revenue increased 5 percent, 8 percent in local currency

CHICAGO, October 29, 2012 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported adjusted net income of $55 million, or $1.23 per share, for the third quarter of 2012. Consolidated revenue grew 5 percent to $949 million, 8 percent in local currency, in the quarter. On a fee revenue basis, consolidated revenue increased 5 percent in local currency to $878 million for the quarter.

•	Market share gains drove 9 percent consolidated Leasing revenue growth

•	Continued annuity base expansion led Asia Pacific Property & Facility Management fee revenue increase of 17 percent in local currency

•	LaSalle Investment Management reported strong incentive fees and equity earnings

•	Board of Directors declared $0.20 per share semi-annual dividend

Summary Financial Results ($ in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended
			September 30,
	2012	2011	2012	2011
Revenue	$949	$903	$2,684	$2,436
Fee Revenue[1]	$878	$856	$2,475	$2,293
Adjusted Net Income[2]	$55	$50	$128	$101
U.S. GAAP Net Income	$50	$34	$101	$79
Adjusted Earnings per Share[2]	$1.23	$1.12	$2.86	$2.27
Earnings per Share	$1.10	$0.76	$2.25	$1.79
Adjusted EBITDA[3]	$102	$94	$251	$216

Adjusted Operating Income Margin[1]	8.3%	8.8%	7.1%	7.0%
Adjusted EBITDA Margin[1]	11.7%	10.9%	10.1%	9.4%

See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this News Release.

“We maintained our steady growth in revenue and earnings in the quarter and the year to date,” said Colin Dyer, President and Chief Executive Officer. “While we remain appropriately cautious given the ongoing, hesitant recovery in global real estate markets, our healthy pipelines, continued market share gains and committed cost management give us a good base for the fourth quarter and into 2013,” Dyer added.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 2

On a fee revenue1 basis, consolidated firm revenue grew 5 percent in local currency, to $878 million, compared with the same period last year. Consolidated revenue growth was driven by solid Leasing performance and continued growth in Property & Facility Management revenue. Leasing revenue grew 9 percent in local currency during the quarter, with strong 15 percent growth in the Americas. Property & Facility Management fee revenue rose 10 percent in local currency, led by the Asia Pacific region, which increased 17 percent in local currency, followed by the Americas, which increased 10 percent. LaSalle Investment Management’s advisory fees remained steady in comparison with the prior quarter and were flat in local currency compared with the third quarter of 2011 despite significant asset and portfolio sales over the past 12 months. LaSalle Investment Management generated $12 million of incentive fees and $11 million of equity earnings during the quarter.

Consolidated year-to-date revenue rose to $2.7 billion, 10 percent higher than the first nine months of 2011, 13 percent in local currency. Fee revenue for the first nine months of 2012 was $2.5 billion, an increase of 8 percent, 10 percent in local currency.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 3

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2012	2011		2012	2011
Real Estate Services (“RES”)
Leasing	$309.5	$289.1	9%	$838.7	$781.7	10%
Capital Markets & Hotels	114.1	117.0	0%	318.6	286.4	14%
Property & Facility Management	249.9	215.3	19%	728.4	602.7	23%
Property & Facility Management Fee Revenue[1]	207.9	193.3	10%	607.7	538.9	15%
Project & Development Services	118.8	114.1	10%	343.1	315.0	14%
Project & Development Services Fee Revenue[1]	89.2	89.3	4%	254.5	235.3	12%
Advisory, Consulting and Other	85.6	91.6	(3%)	257.0	241.4	9%

Total RES Revenue	$877.9	$827.1	9%	$2,485.8	$2,227.2	15%

Total RES Fee Revenue[1]	$806.3	$780.3	6%	$2,276.5	$2,083.7	11%

LaSalle Investment Management
Advisory Fees	$57.4	$59.0	0%	$172.0	$185.0	(5%)
Transaction Fees & Other	2.5	2.0	30%	5.9	5.0	19%
Incentive Fees	11.7	15.1	(24%)	20.4	19.2	6%

Total LaSalle Investment Management Revenue	$71.6	$76.1	(4%)	$198.3	$209.2	(4%)

Total Firm Revenue	$949.5	$903.2	8%	$2,684.1	$2,436.4	13%

Total Firm Fee Revenue[1]	$877.9	$856.4	5%	$2,474.8	$2,292.9	10%

Operating expenses, excluding restructuring and acquisition charges, were $877 million for the quarter, an increase of 5 percent, 8 percent in local currency, compared with $833 million in 2011. The increase was driven by higher variable compensation resulting from improved Leasing revenue as well as higher compensation resulting from increased headcount primarily to service new and expanded Property & Facility Management contracts. Compensation expense was further impacted by the firm’s previously disclosed decision to eliminate its Stock Ownership Program (“SOP”), which resulted in approximately $3 million more compensation expense during the quarter. Fee-based operating expenses1, excluding restructuring and acquisition charges, were $805 million for the quarter, an increase of 2 percent in U.S. dollars and 5 percent in local currency, compared with $786 million in the third quarter of 2011.

Third-quarter results included $7 million of restructuring and acquisition charges, principally related to integration and retention costs for the second-quarter 2011 acquisition of King Sturge, but also including some severance and lease exit costs in targeted areas of the business in EMEA. Third-quarter results also included $1 million of intangibles amortization related to the King Sturge acquisition.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 4

For the year to date, fee-based operating expenses excluding restructuring and acquisition charges were $2.3 billion, an increase of 8 percent from last year, or 10 percent in local currency. Operating income margin year to date calculated on fee revenue was 7.1 percent, compared with 7.0 percent last year.

Balance Sheet and Dividend

The firm’s net debt position, which includes deferred acquisition obligations, decreased by $60 million compared with a year ago, to $767 million. Outstanding debt on the firm’s long-term credit facility was $572 million at the end of the quarter.

The firm’s Board of Directors declared a semi-annual dividend of $0.20 per share. The dividend payment will be made on December 14, 2012, to holders of record at the close of business on November 15, 2012.

Business Segment Performance Highlights

Americas Real Estate Services

Third-quarter revenue in the Americas region was $437 million, an increase of 15 percent in U.S. dollars over the prior year. On a fee revenue basis, revenue increased 9 percent compared with the prior year. The largest growth in revenue was in Leasing, which increased 14 percent in U.S. dollars despite overall office leasing volumes dropping 14 percent in the United States, and Property & Facility Management, which increased 9 percent in U.S. dollars on a fee revenue basis in the quarter. Year-to-date fee revenue for the Americas exceeded $1.1 billion, an increase of 12 percent in U.S. dollars from $1.0 billion last year.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 5

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2012	2011		2012	2011
Leasing	$214.1	$187.1	15%	$550.8	$503.4	10%
Capital Markets & Hotels	39.1	36.4	8%	109.1	87.6	26%
Property & Facility Management	112.1	82.1	38%	325.5	231.9	42%
Property & Facility Management Fee Revenue[1]	88.9	81.6	10%	263.9	228.2	17%
Project & Development Services	46.3	46.1	2%	131.0	124.1	7%
Project & Development Services Fee Revenue[1]	46.1	46.0	2%	130.4	124.0	7%
Advisory, Consulting and Other	25.6	27.6	(8%)	75.4	66.1	11%

Operating Revenue	$437.2	$379.3	16%	$1,191.8	$1,013.1	18%
Equity Earnings	0.1	—	n/m	—	2.7	n/m

Total Segment Revenue	$437.3	$379.3	16%	$1,191.8	$1,015.8	18%

Total Segment Fee Revenue[1]	$413.9	$378.7	10%	$1,129.6	$1,012.0	12%

n/m – not meaningful

Operating expenses were $395 million in the third quarter, a 15 percent increase in U.S. dollars over the prior year. Fee-based operating expenses increased 9 percent in U.S. dollars over the third quarter of 2011. The year-over-year increase was due to higher fixed compensation costs associated with a larger employee base, as well as higher commission expenses related to improved Leasing and Capital Markets & Hotels revenue and the impact of the SOP elimination. Americas operating income improved to $43 million for the quarter, up from $37 million in 2011. Operating income margin, calculated on a fee revenue basis, improved to 10.3 percent in 2012 compared with 9.8 percent in 2011.

EBITDA for the quarter ended September 30, 2012, was $53 million, compared with $46 million in 2011. EBITDA margin calculated on a fee revenue basis was 12.9 percent for the third quarter compared with 12.3 percent for the third quarter last year.

Year-to-date fee-based operating expenses for the first nine months of the year were $1.0 billion, compared with $934 million in 2011, an 11 percent increase in U.S. dollars. Operating income margin for the first nine months of 2012 calculated on a fee revenue basis was 8.2 percent, compared with 7.7 percent last year.

EBITDA for the first nine months was $124 million, compared with $107 million in 2011. EBITDA margin calculated on a fee revenue basis was 11.0 percent for the first nine months of 2012 compared with 10.6 percent for the first nine months of last year.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 6

EMEA Real Estate Services

EMEA’s revenue in the third quarter of 2012 was $234 million, a decrease of 5 percent, but an increase of 1 percent in local currency. Revenue declined on a fee revenue basis by 3 percent in local currency primarily due to lower Capital Markets & Hotels revenue in the period. Year-to-date fee revenue was $617 million, an increase of 8 percent, 15 percent in local currency.

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2012	2011		2012	2011
Leasing	$52.7	$57.5	(1%)	$166.3	$155.1	15%
Capital Markets & Hotels	51.1	59.3	(9%)	140.2	126.0	17%
Property & Facility Management	37.1	40.2	(3%)	112.8	105.1	13%
Property & Facility Management Fee Revenue[1]	37.1	40.2	(3%)	112.8	105.1	13%
Project & Development Services	52.4	46.3	23%	155.4	130.9	28%
Project & Development Services Fee Revenue[1]	26.1	26.7	5%	76.1	67.8	19%
Advisory, Consulting and Other	41.1	44.0	0%	122.2	116.6	11%

Operating Revenue	$234.4	$247.3	1%	$696.9	$633.7	17%
Equity Losses	(0.1)	—	n/m	(0.2)	(0.3)	n/m

Total Segment Revenue	$234.3	$247.3	1%	$696.7	$633.4	17%

Total Segment Fee Revenue[1]	$208.0	$227.7	(3%)	$617.4	$570.3	15%

n/m – not meaningful

Operating expenses, which include $1 million of King Sturge intangibles amortization, were $230 million for the third quarter, a decrease of 7 percent from the prior year, flat in local currency. Operating expenses also include nearly $7 million of additional gross contract costs related to the Project & Development Services business line compared with the third quarter of 2011. Fee-based operating expenses decreased 10 percent over the third quarter of 2011 in U.S. dollars, 4 percent in local currency. The year-over-year decrease was due primarily to lower compensation and operating costs from effective cost rationalization efforts driven by the integration of King Sturge. On a fee revenue basis, EMEA’s adjusted operating income margin, which excludes the King Sturge intangibles amortization, was 2.4 percent in the third quarter compared with 2.5 percent in 2011.

EBITDA was $9 million, compared with $10 million in the third quarter of 2011. EBITDA margin calculated on a fee revenue basis was 4.4 percent for the third quarter compared with 4.6 percent for the third quarter last year.

Year-to-date fee-based operating expenses were $611 million, compared with $576 million in 2011. Included in operating expenses was $4 million of intangibles amortization compared with $7 million in the first nine months of 2011. Adjusting for the intangibles amortization related to the merger, operating income margin calculated on a fee revenue basis was 1.8 percent, compared with 0.1 percent in 2011.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 7

EBITDA for the first nine months was $23 million, compared with $14 million in 2011. EBITDA margin for this period calculated on a fee revenue basis was 3.8 percent, compared with 2.5 percent in the first nine months of 2011.

Asia Pacific Real Estate Services

Revenue for the quarter in Asia Pacific increased 3 percent, 6 percent in local currency, to $206 million, while on a fee revenue basis, revenue increased 9 percent in local currency. Strong annuity revenue growth in Property & Facility Management, up 17 percent in local currency on a fee revenue basis, helped maintain the region’s overall performance despite the slowdown in transactional activity. Capital Markets & Hotels revenue increased from the third quarter of 2011, up 14 percent in local currency, due to market leading positions across the region, particularly in Singapore. Year-to-date fee revenue for Asia Pacific increased to $530 million, up 5 percent, 7 percent in local currency.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2012	2011		2012	2011
Leasing	$42.7	$44.5	(1%)	$121.6	$123.2	1%
Capital Markets & Hotels	23.9	21.3	14%	69.3	72.8	(4%)
Property & Facility Management	100.7	93.0	12%	290.1	265.7	11%
Property & Facility Management Fee Revenue[1]	81.9	71.5	17%	231.0	205.6	14%
Project & Development Services	20.1	21.7	(2%)	56.7	60.0	(1%)
Project & Development Services Fee Revenue[1]	17.0	16.6	7%	48.0	43.5	14%
Advisory, Consulting and Other	18.9	20.0	(4%)	59.4	58.7	3%

Operating Revenue	$206.3	$200.5	6%	$597.1	$580.4	5%
Equity Earnings	—	0.1	n/m	0.2	0.1	n/m

Total Segment Revenue	$206.3	$200.6	6%	$597.3	$580.5	5%

Total Segment Fee Revenue[1]	$184.4	$174.0	9%	$529.5	$503.9	7%

n/m – not meaningful

Operating expenses were $194 million for the third quarter, an increase of 4 percent in U.S. dollars, 7 percent in local currency. Operating expenses included $22 million of gross contract costs, down from $27 million in the third quarter last year. Fee-based operating expenses for the third quarter compared with a year ago rose 8 percent, 10 percent in local currency, due to a larger employee base servicing new and expanded Property & Facility Management contracts and inflationary compensation pressure across the region. Asia Pacific’s fee-based operating income margin for the quarter was 6.6 percent, down from 8.0 percent a year ago.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 8

The region’s EBITDA for the quarter was $15 million, compared with $17 million in 2011. EBITDA margin calculated on a fee revenue basis was 8.3 percent, compared with 9.8 percent for the third quarter last year.

Fee-based operating expenses on a year-to-date basis were $497 million, compared with $463 million in 2011. Operating income margin for the first nine months was 6.1 percent, compared with 8.1 percent last year, affected by a reduction in higher-margin transaction activity.

EBITDA for the first nine months was $42 million, compared with $50 million in 2011. EBITDA margin calculated on a fee revenue basis was 7.9 percent, compared with 10.0 percent in the first nine months of 2011.

LaSalle Investment Management

LaSalle Investment Management’s third-quarter advisory fees were $57 million, down 3 percent in U.S. dollars but flat in local currency. Advisory fees were also flat compared with the first and second quarters of 2012. The business recognized $12 million of incentive fees during the quarter as a result of positive performance for clients, and $11 million of equity earnings, primarily from asset sales.

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in LC	Nine Months Ended September 30,		% Change in LC
	2012	2011		2012	2011
Advisory Fees	$57.4	$59.0	0%	$172.0	$185.0	(5%)
Transaction Fees & Other	2.5	2.0	30%	5.9	5.0	19%
Incentive Fees	11.7	15.1	(24%)	20.4	19.2	6%

Operating Revenue	$71.6	$76.1	(4%)	$198.3	$209.2	(4%)
Equity Earnings	10.7	0.4	n/m	22.6	0.2	n/m

Total Segment Revenue	$82.3	$76.5	9%	$220.9	$209.4	7%

n/m – not meaningful

Assets under management remained at $47 billion as of September 30, 2012. EBITDA was $25 million, compared with $20 million for the third quarter of 2011. EBITDA margin was 30.0 percent for the third quarter compared with 25.8 percent for the third quarter last year. Year-to-date EBITDA was $63 million, a margin of 28.4 percent, compared with $46 million, a 21.9 percent margin, in the first nine months of 2011.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 9

Summary

Continued market share gains and annuity revenue growth generated steady performance in the third quarter despite varying market conditions. The firm’s global footprint, leading investment management business and strong balance sheet are proving to be competitive advantages. The firm remains cautious amid the fragile global economic environment but healthy new business pipelines provide confidence for a solid finish heading into the seasonally strong fourth quarter of the year.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 10

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE:JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2011 global revenue of $3.6 billion, Jones Lang LaSalle serves clients in 70 countries from more than 1,000 locations worldwide, including 200 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 2.1 billion square feet worldwide. LaSalle Investment Management, the company’s investment management business, is one of the world’s largest and most diverse in real estate with $47 billion of assets under management. For further information, please visit our website, www.joneslanglasalle.com.

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

Jones Lang LaSalle Reports Third-Quarter 2012 Results – Page 11

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Tuesday, October 30 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

•	U.S. callers: +1 877 800 0896

•	International callers: +1 706 679 7364

•	Pass code: 10274088

Webcast

Follow these steps to listen to the webcast:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to http://www.videonewswire.com/event.asp?id=90200 and follow instructions

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, send an e-mail to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the third-quarter 2012 earnings call has been posted to the Investor Relations section of the company’s website: www.joneslanglasalle.com.

Conference Call Replay

Available: 12:00 p.m. EDT Tuesday, October 30 through 11:59 p.m. EST Tuesday, November 6 at the following numbers:

•	U.S. callers: +1 855 859 2056

•	International callers: +1 404 537 3406

•	Pass code: 10274088

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.joneslanglasalle.com.

If you have any questions, email Jones Lang LaSalle’s Investor Relations department at JLLInvestorRelations@am.jll.com.

###

JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2012 and 2011

(in thousands, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$949,491	$903,210	$2,684,126	$2,436,368

Operating expenses:
Compensation and benefits	622,360	602,473	1,752,804	1,608,051
Operating, administrative and other	235,370	207,517	701,731	613,687
Depreciation and amortization	19,089	22,835	58,710	60,500
Restructuring and acquisition charges	6,820	16,031	32,376	22,144

Total operating expenses	883,639	848,856	2,545,621	2,304,382

Operating income	65,852	54,354	138,505	131,986

Interest expense, net of interest income	(9,952)	(9,667)	(24,837)	(27,218)
Equity earnings from unconsolidated ventures	10,698	514	22,500	2,682

Income before income taxes and noncontrolling interest	66,598	45,201	136,168	107,450
Provision for income taxes	16,916	11,300	34,587	26,863

Net income	49,682	33,901	101,581	80,587

Net income attributable to noncontrolling interest	169	21	603	1,121

Net income attributable to the Company	$49,513	$33,880	$100,978	$79,466

Net income attributable to common shareholders	$49,513	$33,880	$100,725	$79,230

Basic earnings per common share	$1.12	$0.78	$2.30	$1.84

Basic weighted average shares outstanding	44,015,922	43,421,666	43,780,819	43,069,567

Diluted earnings per common share	$1.10	$0.76	$2.25	$1.79

Diluted weighted average shares outstanding	44,826,502	44,355,453	44,755,817	44,376,796

EBITDA	$95,470	$77,682	$218,859	$193,811

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Nine Months Ended September 30, 2012 and 2011

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$437,221	$379,273	$1,191,841	$1,013,128
Equity earnings (losses)	131	34	(77)	2,666

Total segment revenue	437,352	379,307	1,191,764	1,015,794
Gross contract costs[1]	(23,464)	(575)	(62,180)	(3,890)

Total segment fee revenue	413,888	378,732	1,129,584	1,011,904

Operating expenses:
Compensation, operating and administrative expenses	383,964	332,831	1,067,768	908,736
Depreciation and amortization	10,748	9,325	31,129	28,793

Total segment operating expenses	394,712	342,156	1,098,897	937,529
Gross contract costs[1]	(23,464)	(575)	(62,180)	(3,890)

Total fee-based segment operating expenses	371,248	341,581	1,036,717	933,639

Operating income	$42,640	$37,151	$92,867	$78,265

EBITDA	$53,388	$46,476	$123,996	$107,058

EMEA
Revenue:
Operating revenue	$234,410	$247,298	$696,906	$633,720
Equity (losses) earnings	(158)	4	(228)	(306)

Total segment revenue	234,252	247,302	696,678	633,414
Gross contract costs[1]	(26,330)	(19,602)	(79,294)	(63,137)

Total segment fee revenue	207,922	227,700	617,384	570,277

Operating expenses:
Compensation, operating and administrative expenses	225,124	236,855	673,217	619,136
Depreciation and amortization	4,759	9,824	16,643	20,326

Total segment operating expenses	229,883	246,679	689,860	639,462
Gross contract costs[1]	(26,330)	(19,602)	(79,294)	(63,137)

Total fee-based segment operating expenses	203,553	227,077	610,566	576,325

Operating income (loss)	$4,369	$623	$6,818	$(6,048)

EBITDA	$9,128	$10,447	$23,461	$14,278

ASIA PACIFIC
Revenue:
Operating revenue	$206,272	$200,536	$597,147	$580,362
Equity earnings	47	56	161	151

Total segment revenue	206,319	200,592	597,308	580,513
Gross contract costs[1]	(21,893)	(26,577)	(67,772)	(76,563)

Total segment fee revenue	184,426	174,015	529,536	503,950

Operating expenses:
Compensation, operating and administrative expenses	191,026	183,563	555,446	530,311
Depreciation and amortization	3,143	3,128	9,556	9,202

Total segment operating expenses	194,169	186,691	565,002	539,513
Gross contract costs[1]	(21,893)	(26,577)	(67,772)	(76,563)

Total fee-based segment operating expenses	172,276	160,114	497,230	462,950

Operating income	$12,150	$13,901	$32,306	$41,000

EBITDA	$15,293	$17,029	$41,862	$50,202

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$71,588	$76,103	$198,232	$209,158
Equity earnings	10,678	420	22,644	171

Total segment revenue	82,266	76,523	220,876	209,329
Operating expenses:
Compensation, operating and administrative expenses	57,616	56,741	158,104	163,555
Depreciation and amortization	439	558	1,382	2,179

Total segment operating expenses	58,055	57,299	159,486	165,734

Operating income	$24,211	$19,224	$61,390	$43,595

EBITDA	$24,650	$19,782	$62,772	$45,774

Total segment revenue	960,189	903,724	2,706,626	2,439,050
Reclassification of equity earnings	10,698	514	22,500	2,682

Total revenue	$949,491	$903,210	$2,684,126	$2,436,368

Total operating expenses before restructuring charges	876,819	832,825	2,513,245	2,282,238

Operating income before restructuring charges	$72,672	$70,385	$170,881	$154,130

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

September 30, 2012, December 31, 2011 and September 30, 2011

(in thousands)

	September 30,		September 30,
	2012	December 31,	2011
	(Unaudited)	2011	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$125,730	$184,454	$85,671
Trade receivables, net of allowances	858,594	907,772	739,469
Notes and other receivables	99,074	97,315	104,667
Warehouse receivables	54,140	—	119,450
Prepaid expenses	62,513	45,274	56,772
Deferred tax assets	50,269	53,553	74,871
Other	18,770	12,516	11,073

Total current assets	1,269,090	1,300,884	1,191,973

Property and equipment, net of accumulated depreciation	248,036	241,415	225,149
Goodwill, with indefinite useful lives	1,816,944	1,751,207	1,752,094
Identified intangibles, with finite useful lives, net of accumulated amortization	47,745	52,590	58,428
Investments in real estate ventures	295,525	224,854	222,194
Long-term receivables	56,881	54,840	54,261
Deferred tax assets	183,809	186,605	135,001
Other	135,981	120,241	120,338

Total assets	$4,054,011	$3,932,636	$3,759,438

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$373,811	$436,045	$316,972
Accrued compensation	480,956	655,658	444,846
Short-term borrowings	30,775	65,091	53,853
Deferred tax liabilities	6,095	6,044	4,215
Deferred income	86,296	58,974	58,674
Deferred business acquisition obligations	184,006	31,164	30,562
Warehouse facility	54,140	—	119,450
Other	97,301	95,641	113,619

Total current liabilities	1,313,380	1,348,617	1,142,191

Noncurrent liabilities:
Credit facilities	572,000	463,000	567,000
Deferred tax liabilities	7,646	7,646	22,694
Deferred compensation	16,087	10,420	11,720
Pension liabilities	12,990	17,233	1,217
Deferred business acquisition obligations	106,185	267,896	261,039
Minority shareholder redemption liability	18,585	18,402	17,734
Other	148,287	105,042	94,089

Total liabilities	2,195,160	2,238,256	2,117,684

Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 44,043,059, 43,470,271 and 43,468,229 shares issued and outstanding as of September 30, 2012, December 31, 2011 and September 30, 2011, respectively	440	435	435
Additional paid-in capital	926,114	904,968	894,524
Retained earnings	919,184	827,297	749,110
Shares held in trust	(7,599)	(7,814)	(7,833)
Accumulated other comprehensive income (loss)	14,834	(33,757)	2,116

Total Company shareholders’ equity	1,852,973	1,691,129	1,638,352
Noncontrolling interest	5,878	3,251	3,402

Total equity	1,858,851	1,694,380	1,641,754

Total liabilities and equity	$4,054,011	$3,932,636	$3,759,438

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2012 and 2011

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash provided by (used in) operating activities	$34,288	$(41,175)
Cash used in investing activities	(135,557)	(336,163)
Cash provided by financing activities	42,545	211,112

Net decrease in cash and cash equivalents	(58,724)	(166,226)
Cash and cash equivalents, beginning of period	184,454	251,897

Cash and cash equivalents, end of period	$125,730	$85,671

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses”, respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins. Adjusted operating income excludes the impact of restructuring and acquisition charges and intangible amortization related to the King Sturge acquisition. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the three and nine months ended September 30, 2012, and 2011.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
($ in millions)
Revenue	$949.5	$903.2	$2,684.1	$2,436.4
Gross contract costs	(71.6)	(46.8)	(209.3)	(143.5)

Fee revenue	877.9	$856.4	$2,474.8	$2,292.9

Operating expenses	883.6	848.9	2,545.6	2,304.4
Gross contract costs	(71.6)	(46.8)	(209.3)	(143.5)

Fee-based operating expenses	812.0	$802.1	2,336.3	$2,160.9

Operating income	$65.9	$54.3	$138.5	$132.0

Add:
Restructuring and acquisition charges	6.8	16.0	32.4	22.1
King Sturge intangible amortization	0.6	5.0	4.3	6.6

Adjusted operating income	$73.3	$75.3	$175.2	$160.7

Adjusted operating income margin	8.3%	8.8%	7.1%	7.0%

2.	Charges excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three and nine months ended September 30, 2012, and September 30, 2011, are restructuring and acquisition charges and intangible amortization related to the recent King Sturge acquisition. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended		Nine Months Ended
($ in millions, except per share data)	September 30,		September 30,
	2012	2011	2012	2011
GAAP net income attributable to common shareholders	$49.5	$33.9	$100.7	$79.2
Shares (in 000s)	44,827	44,355	44,756	44,377

GAAP earnings per share	$1.10	$0.76	$2.25	$1.79

GAAP net income attributable to common shareholders	$49.5	$33.9	$100.7	$79.2
Restructuring and acquisition charges, net	5.1	11.9	24.2	16.5
Intangible amortization, net	0.4	3.7	3.2	4.9

Adjusted net income	55.0	49.5	128.1	100.6
Shares (in 000s)	44,827	44,355	44,756	44,377

Adjusted earnings per share	$1.23	$1.12	$2.86	$2.27

3.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common shareholders	$49,513	$33,880	$100,725	$79,230
Add:
Interest expense, net of interest income	9,952	9,667	24,837	27,218
Provision for income taxes	16,916	11,300	34,587	26,863
Depreciation and amortization	19,089	22,835	58,710	60,500

EBITDA	$95,470	$77,682	$218,859	$193,811

Add:
Restructuring and acquisition charges	6,820	16,031	32,376	22,144

Adjusted EBITDA	$102,290	$93,713	$251,235	$215,955

4.	Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

5.	Intangible amortization from the second-quarter 2011 King Sturge acquisition is included in depreciation and amortization in the firm’s consolidated results, as well as in EMEA’s segment results, but has been excluded from adjusted operating income and adjusted net income.

6.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

7.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, to be filed with the Securities and Exchange Commission shortly.

8.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

9.	Certain prior year amounts have been reclassified to conform to the current presentation.